Exhibit 99.21
usbank.
Five Star Service Guaranteed
U.S. Bancorp Center
800 Nicollet Mall
Minneapolis, MN 55402
Acceptance of Request for Extension
December 11, 2006
Aetna Inc.
151 Farmington Avenue
Hartford, CT 06156
Telecopy to Tesia Sommer of JP Morgan (212-270-1063)
RE: Amended and restated Five-year Credit Agreement dated as of January 20, 2006 (the “Credit Agreement”)
Attention: Alfred P. Quirk, Vice President, Finance and Treasurer
Dear Al:
We have received your Extension Request, dated December 5, 2006, and pursuant to Section 2.06 (c) (Maturity of Loans) of the above-reference Credit Agreement, we hereby agree to the extension set forth in such request. Upon the effectiveness of the Extension Request in accordance with Section 2.06 (c) of the Credit Agreement, the new Maturity Date will be January 20, 2012.
We have made a notation of this extension on the Schedule of Loans, Payments of Principal attached to our Syndicated Note(s).
Very truly yours,
U.S. Bank National Association
/s/ Ziad W. Amra
Ziad W. Amra
Assistant Vice President
Tel: 612-303-3757
Fax: 612-303-2265